EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

We hereby consent to the inclusion in the Prospectus constituting part of this Form S-4 of our report dated July 30, 1999, relating to the consolidated financial statements of Tekni-Plex, Inc. appearing in the Company's annual report on Form 10-K.

We also consent to the reference to us under the caption "Experts" in such Prospectus.


BDO Seidman, LLP

Woodbridge, NJ

August 14, 2000